As filed with the Securities and Exchange Commission on November 26, 2008

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

FLUSHING FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	11-3209278
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1979 Marcus Avenue, Suite E140
Lake Success, New York 11042
(718) 961-5400
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
____________________

John R. Buran
President and Chief Executive Officer
Flushing Financial Corporation
1979 Marcus Avenue, Suite E140
Lake Success, New York 11042
(718) 961-5400
(Name, address, including zip code, and telephone number, including area code, of agent for service)
____________________

Copies to:

Douglas J. McClintock, Esq.
Walter G. Van Dorn Jr., Esq.
Thacher Proffitt & Wood LLP
Two World Financial Center
New York, New York 10281
(212) 912-7400
____________________

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”) other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated Filer ☒
Non-accelerated Filer ☐	Smaller reporting Company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit (1) (2)	Proposed maximum aggregate offering price (1) (2)	Amount of registration fee (3)
Common stock (4)
Preferred stock (4)
Warrants (5)
Debt securities (4)
Total	$170,000,000	100%	$170,000,000	$6,681.00

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act, and exclusive of accrued interest, distributions and dividends, if any. Subject to Rule 462(b) under the Securities Act, the aggregate public offering price of all securities registered hereby will not exceed $170,000,000. Such amount represents the issue price rather than the principal amount of any debt securities issued at an original discount.

(2) Not specified as to each class of securities to be registered hereunder pursuant to General Instructions II(D) to Form S-3.

(3) Rule 457(o) permits the registration statement fee to be calculated on the basis of the maximum offering price of all of the securities listed.  Therefore, the table does not specify information as to the amount to be registered by each class or the proposed maximum offering price per security.

(4) Subject to note (1) above, we are registering an indeterminate amount of common stock, preferred stock or debt securities as may, from time to time, be issued (i) at indeterminate prices or (ii) upon conversion, redemption, exercise or exchange of securities registered hereunder, to the extent any such securities are, by their terms, convertible into or exchangeable for other securities registered hereunder.

(5) Subject to note (1) above, we are registering an indeterminate number of warrants representing rights to purchase common stock or preferred stock registered hereunder.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

SUBJECT TO COMPLETION, DATED NOVEMBER 26, 2008

FLUSHING FINANCIAL CORPORATION

$170,000,000

Common Stock
Preferred Stock
Debt Securities
Warrants to Purchase Common Stock or Preferred Stock

We may offer and sell from time to time common stock, preferred stock, debt securities and/or warrants to purchase common stock or preferred stock in one or more series, with an aggregate initial public offering price of up to $170,000,000 (as described in the applicable prospectus supplement).  We will provide the specific terms for each of these securities in supplements to this prospectus.

You should read this prospectus, the information incorporated or deemed to be incorporated by reference in this prospectus and any prospectus supplement carefully before you invest.

Our common stock is traded on the NASDAQ Global Select Market under the symbol “FFIC.”  On November 25, 2008, the last reported sales price for our common stock was $13.68 per share.  None of the other securities that we may offer are currently traded on any securities exchange.  The applicable prospectus supplement will contain information, where applicable, as to any other listing on the NASDAQ Global Select Market or any securities market or exchange of the securities that the prospectus supplement covers.

Investing in any securities involves risks.  See “Risk Factors” beginning on page 5 of this prospectus.

We may sell the securities directly to investors, through agents designated from time to time or to or through dealers or underwriters.  See “Plan of Distribution” beginning on page 20 of this prospectus. We will set forth the names of any dealers, underwriters or agents in a prospectus supplement.  We also will set forth the net proceeds that we expect to receive from such sales in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is _____________, 2008.

The information contained in this prospectus is not complete and may be changed.  We may not sell these securities until the applicable registration statement is filed with the Securities and Exchange Commission and becomes effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

ABOUT THIS PROSPECTUS

This prospectus is part of a Registration Statement we filed with the Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration process.  Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $170,000,000.  This prospectus provides you with a general description of the securities that we may offer.  Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering.  The prospectus supplement may also add, update or change information contained in this prospectus.  Before investing in our securities, you should read both this prospectus and any prospectus supplement, together with additional information described below under the heading “Where You Can Find More Information.”

EXPLANATORY NOTE

In this prospectus, unless the context indicates otherwise, references to the “Company,” “we,” “our” and “us” refer to the activities and the assets and liabilities of Flushing Financial Corporation, including its subsidiaries, Flushing Savings Bank, FSB, a federally chartered stock savings bank (the “Bank”), Flushing Financial Capital Trust II, Flushing Financial Capital Trust III and Flushing Financial Capital Trust IV, which are special purpose business trusts formed during 2007 to issue capital securities, and the four subsidiaries of the Bank: Flushing Commercial Bank, Flushing Preferred Funding Corporation, Flushing Service Corporation, and FSB Properties Inc.

See “Our Company” on page 3 of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) with the SEC.  You may read and copy any of these documents at the SEC’s public reference room located at 100 F. Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the SEC’s public reference room.  Our SEC filings are also available to the public from the SEC’s website at www.sec.gov.  You may also inspect copies of these reports, proxy statements and other information at the offices of the Nasdaq Stock Market, Inc., One Liberty Plaza, 165 Broadway, New York, NY 10006.

Our website is www.flushingsavings.com.  We make available free of charge on our website, via a link to a third party website, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statements, registration statements, select other filings and any amendments to such reports filed or furnished pursuant to the Exchange Act as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.  Unless specifically incorporated by reference into this prospectus, information contained on our website is not, and should not be interpreted to be, part of this prospectus.

This prospectus is part of a Registration Statement and does not contain all of the information included in the Registration Statement.  Whenever a reference is made in this prospectus to any contract or other document of ours, you should refer to the exhibits that are a part of the Registration Statement or the prospectus supplement for a copy of the referenced contract or document.  Statements contained in this prospectus concerning the provisions of any documents are necessarily summaries of those documents, and each statement is qualified in its entirety by reference to the copy of the document filed with the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus information that we file with the SEC in other documents.  This means that we can disclose important information to you by referring you to other documents filed separately with the SEC.  The information that we incorporate by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information contained in this prospectus.

This prospectus incorporates by reference the documents that we have filed with the SEC.  These documents contain important information about us that is not included in or delivered with this prospectus.  The following documents filed with the SEC pursuant to Section 13 of the Exchange Act (File No. 001-33013) are incorporated by reference:

•
our annual report on Form 10-K for the year ended December 31, 2007, including those portions incorporated by reference therein of our definitive proxy statement on Schedule 14A filed with the SEC on April 7, 2008;

•	our quarterly reports on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008; and

•	our current reports on Form 8-K filed January 4, February 28, March 3 and 24, May 21 and 27, June 3, August 20 and November 19, 2008.

All documents that we will file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of any offering of securities under this prospectus shall be deemed to be incorporated by reference and to be a part of this prospectus from the date such documents are filed, provided, however, that we are not incorporating by reference any information furnished under Item 2.02 or Item 7.01 of any current report on Form 8-K.

We will provide to you, without charge, a copy of any or all documents incorporated by reference into this prospectus except the exhibits to those documents (unless they are specifically incorporated by reference in those documents).  You may request copies by writing or telephoning: David Fry, Executive Vice President and Chief Financial Officer, Flushing Financial Corporation, 1979 Marcus Avenue, Suite E140, Lake Success, New York 11042, telephone number (718) 961-5408.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act.  We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of invoking these safe harbor provisions.  You can identify these statements from our use of the words “plan,” “forecast,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target,” “is likely,” “will,” “potential,” “may,” “should,” “could,” “predict,” “continue” and similar expressions.  These forward-looking statements may include, among other things:

•	statements and assumptions relating to financial performance;

•	statements relating to the anticipated effects on results of operations or financial condition from recent or future developments or events;

•	statements relating to our business and growth strategies and our regulatory capital levels; and

•	any other statements, projections or assumptions that are not historical facts.

We qualify any forward-looking statements entirely by these and the following cautionary factors. Actual future results may differ materially from our forward-looking statements, and we qualify all forward-looking statements by various risks and uncertainties we face, as well as the assumptions underlying the statements, including the following, cautionary factors: potential deterioration or effects of general economic conditions, particularly in sectors relating to real estate and/or mortgage lending and small business lending; fluctuations in housing prices; potential changes in direction, volatility and relative movement (basis risk) of interest rates, which may affect consumer demand for our products and the management and success of our interest rate risk management strategies; staffing fluctuations in response to product demand or the implementation of corporate strategies that affect our work force; the relative profitability of our lending and deposit operations; the valuation and management of our portfolios, including the use of external and internal modeling assumptions we embed in the valuation of those portfolios and short-term swings in the valuation of such portfolios; borrowers’ refinancing opportunities, which may affect the prepayment assumptions used in our valuation estimates and which may affect loan demand; unanticipated deterioration in the credit quality or collectability of our loan and lease assets, including deterioration resulting from the effects of natural disasters; unanticipated deterioration or changes in estimates of the carrying value of our other assets, including securities; difficulties in delivering products to the secondary market as planned; difficulties in expanding our business and obtaining or retaining deposit or other funding sources as needed, and other constraints resulting from regulatory actions; competition from other financial service providers for experienced managers as well as for customers; changes in variable compensation plans related to the performance and valuation of lines of business where we tie compensation systems to line-of-business performance; unanticipated lawsuits or outcomes in litigation; legislative or regulatory changes, including changes in laws, rules or regulations that affect tax, consumer or commercial lending, corporate governance and disclosure requirements, and other laws, rules or regulations affecting the rights and responsibilities our holding company, state-chartered bank or federal savings bank subsidiaries; the availability of resources to address changes in laws, rules or regulations or to respond to regulatory actions; changes in applicable accounting policies or principles or their application to our businesses or final audit adjustments, including additional guidance and interpretation on accounting issues and details of the implementation of new accounting methods.

In addition, our past results of operations do not necessarily indicate our future results.  We discuss these and other uncertainties in the “Risk Factors” section of this prospectus beginning on page 5 and in our annual report on Form 10-K for the year ended December 31, 2007 and in our quarterly report on Form 10-Q for the quarter ended September 30, 2008, as well as in any future filings we may make that may be incorporated by reference herein.  For information on the documents we are incorporating by reference and how to obtain a copy, please see “Where You Can Find More Information” on page 1 of this prospectus.  We undertake no obligation to update publicly any of these statements in light of future events, except as required in subsequent reports that we file with the SEC.

OUR COMPANY

Flushing Financial Corporation (the “Holding Company”) is a Delaware corporation organized in May 1994 at the direction of the Bank.  The Holding Company’s principal executive offices are located at 1979 Marcus Avenue, Suite E140, Lake Success, New York 11042, and its telephone number is (718) 961-5400.

The Bank was organized in 1929 as a New York State chartered mutual savings bank. In 1994, the Bank converted to a federally chartered mutual savings bank and changed its name from Flushing Savings Bank to Flushing Savings Bank, FSB.  The Bank converted from a federally chartered mutual savings bank to a federally chartered stock savings bank on November 21, 1995, at which time the Holding Company acquired all of the stock of the Bank.  The primary business of the Holding Company at this time is the operation of its wholly owned subsidiary, the Bank. The Bank owns four subsidiaries: Flushing Commercial Bank, Flushing Preferred Funding Corporation, Flushing Service Corporation, and FSB Properties Inc. In November, 2006, the Bank launched an internet branch, iGObanking.com®.  The activities of the Holding Company are primarily funded by dividends, if any, received from the Bank.  Flushing Financial Corporation’s common stock is traded on the NASDAQ Global Select Market under the symbol “FFIC.”

The Holding Company also owns Flushing Financial Capital Trust II, Flushing Financial Capital Trust III, and Flushing Financial Capital Trust IV (the “Trusts”), special purpose business trusts formed during 2007 to issue capital securities.  The Trusts used the proceeds from the issuance of these capital securities, and the proceeds from the issuance of their common stock, to purchase junior subordinated debentures from the Holding Company.  In accordance with the requirements of Financial Accounting Standards Board (“FASB”) Interpretation No. 46R, we do not include the Trusts in the consolidated financial statements of the Holding Company.  The Holding Company previously owned Flushing Financial Capital Trust I (the “Trust”), which was a special purpose business trust formed in 2002 similar to the Trusts discussed above.  The Trust called its outstanding capital securities during July 2007, and was then liquidated.  Prior to 2004, the Trust was included in the consolidated financial statements of the Holding Company.  Effective January 1, 2004, in accordance with the requirements of FASB Interpretation No. 46R, the Trust was deconsolidated.

Unless otherwise disclosed, the information presented in this prospectus reflects the financial condition and results of operations of the Holding Company, the Bank and the Bank’s subsidiaries on a consolidated basis.  At September 30, 2008, the Company had total assets of $3.6 billion, deposits of $2.2 billion and stockholders’ equity of $232.2 million.

The Bank’s principal business is attracting retail deposits from the general public and investing those deposits together with funds generated from ongoing operations and borrowings, primarily in (1) originations and purchases of one-to-four family (focusing on mixed-use properties – properties that contain both residential dwelling units and commercial units), multi-family residential and commercial real estate mortgage loans; (2) construction loans, primarily for multi-family residential properties; (3) Small Business Administration loans and other small business loans; (4) mortgage loan surrogates such as mortgage-backed securities; and (5) U.S. government securities, corporate fixed-income securities and other marketable securities.  The Bank also originates certain other consumer loans.  The Bank’s revenues are derived principally from interest on its mortgage and other loans and mortgage-backed securities portfolio, and interest and dividends on other investments in its securities portfolio. The Bank’s primary sources of funds are deposits, Federal Home Loan Bank of New York borrowings, repurchase agreements, principal and interest payments on loans, mortgage-backed and other securities, proceeds from sales of securities and, to a lesser extent, proceeds from sales of loans. As a federal savings bank, the Bank’s primary regulator is the Office of Thrift Supervision.  The Bank’s deposits are insured to the maximum allowable amount by the Federal Deposit Insurance Corporation.  Additionally, the Bank is a member of the Federal Home Loan Bank system.

In addition to operating the Bank, the Holding Company invests primarily in U.S. government securities, mortgage-backed securities, and corporate securities.  The Holding Company also holds a note evidencing a loan that it made to an employee benefit trust established by the Holding Company for the purpose of holding shares for allocation or distribution under certain employee benefit plans of the Holding Company and the Bank (the “Employee Benefit Trust”).  The funds provided by this loan enabled the Employee Benefit Trust to acquire 2,328,750 shares, or 8%, of the common stock issued in our initial public offering.

RISK FACTORS

You should consider carefully the risks described below before making an investment decision with respect to our securities. Our results of operations, financial condition and business prospects could be harmed by any of these risks. This prospectus and the documents incorporated by reference in this prospectus also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks that we face described below and elsewhere in this prospectus, the accompanying prospectus supplement and in the documents incorporated by reference into this prospectus. The trading price of our securities could decline due to any of these or other risks, and you may lose all or part of your investment.

Risks Related to Our Business

Changes in interest rates may significantly impact the Company’s financial condition and results of operations.

Like most financial institutions, the Company’s results of operations depend to a large degree on its net interest income.  When interest-bearing liabilities mature or reprice more quickly than interest-earning assets, a significant increase in market interest rates could adversely affect net interest income.  Conversely, a significant decrease in market interest rates could result in increased net interest income.  As a general matter, the Company seeks to manage its business to limit its overall exposure to interest rate fluctuations.  However, fluctuations in market interest rates are neither predictable nor controllable and may have a material adverse impact on the operations and financial condition of the Company.  Additionally, in a rising interest rate environment, a borrower’s ability to repay adjustable rate mortgages can be negatively affected as payments increase at repricing dates.

Prevailing interest rates also affect the extent to which borrowers repay and refinance loans.  In a declining interest rate environment, the number of loan prepayments and loan refinancings may increase, as well as prepayments of mortgage-backed securities.  Call provisions associated with the Company’s investment in U.S. government agency and corporate securities may also adversely affect yield in a declining interest rate environment.  Such prepayments and calls may adversely affect the yield of the Company’s loan portfolio and mortgage-backed and other securities as the Company reinvests the prepaid funds in a lower interest rate environment.  However, the Company typically receives additional loan fees when existing loans are refinanced, which partially offset the reduced yield on the Company’s loan portfolio resulting from prepayments.  In periods of low interest rates, the Company’s level of core deposits also may decline if depositors seek higher-yielding instruments or other investments not offered by the Company, which in turn may increase the Company’s cost of funds and decrease its net interest margin to the extent alternative funding sources are utilized.  An increasing interest rate environment would tend to extend the average lives of lower yielding fixed rate mortgages and mortgage-backed securities, which could adversely affect net interest income.  In addition, depositors tend to open longer term, higher costing certificate of deposit accounts which could adversely affect the Bank’s net interest income if rates were to subsequently decline.  Additionally, adjustable rate mortgage loans and mortgage-backed securities generally contain interim and lifetime caps that limit the amount the interest rate can increase or decrease at repricing dates.  Significant increases in prevailing interest rates may significantly affect demand for loans and the value of bank collateral.

The Bank’s lending activities involve risks that may be exacerbated depending on the mix of loan types.

Multi-family residential, commercial real estate and one-to-four family mixed use property mortgage loans and commercial business loans (the increased origination of which is part of management’s strategy), and construction loans, are generally viewed as exposing the lender to a greater risk of loss than fully underwritten one-to-four family residential mortgage loans and typically involve higher principal amounts per loan.  Repayment of multi-family residential, commercial real estate and one-to-four family mixed-use property mortgage loans generally is dependent, in large part, upon sufficient income from the property to cover operating expenses and debt service.  Repayment of commercial business loans is contingent on the successful operation of the related business.  Repayment of construction loans is contingent upon the successful completion and operation of the project.  Changes in local economic conditions and government regulations, which are outside the control of the borrower or lender, also could affect the value of the security for the loan or the future cash flow of the affected properties.

In addition, the Bank, from time-to-time, originates one-to-four family residential mortgage loans without verifying the borrower’s level of income.  These loans involve a higher degree of risk as compared to the Bank’s other fully underwritten one-to-four family residential mortgage loans.  These risks are mitigated by the Bank’s policy to generally limit the amount of one-to-four family residential mortgage loans to 80% of the appraised value or sale price, whichever is less, as well as charging a higher interest rate than when the borrower’s income is verified.  These loans are not as readily saleable in the secondary market as the Bank’s other fully underwritten loans, either as whole loans or when pooled or securitized.

There can be no assurance that the Bank will be able to successfully implement its business strategies with respect to these higher-yielding loans. In assessing the future earnings prospects of the Bank, investors should consider, among other things, the Bank’s level of origination of one-to-four family residential mortgage loans (including loans originated without verifying the borrowers income), the Bank’s emphasis on multi-family residential, commercial real estate and one-to-four family mixed-use property mortgage loans, and commercial business and construction loans, and the greater risks associated with such loans.

The markets in which the Bank operates are highly competitive.

The Bank faces intense and increasing competition both in making loans and in attracting deposits.  The Bank’s market area has a high density of financial institutions, many of which have greater financial resources, name recognition and market presence than the Bank, and all of which are competitors of the Bank to varying degrees.  Particularly intense competition exists for deposits and in all of the lending activities emphasized by the Bank.  The Bank’s competition for loans comes principally from commercial banks, other savings banks, savings and loan associations, mortgage banking companies, insurance companies, finance companies and credit unions.  Management anticipates that competition for mortgage loans will continue to increase in the future.  The Bank’s most direct competition for deposits historically has come from other savings banks, commercial banks, savings and loan associations and credit unions.  In addition, the Bank faces competition for deposits from products offered by brokerage firms, insurance companies and other financial intermediaries, such as money market and other mutual funds and annuities.  Consolidation in the banking industry and the lifting of interstate banking and branching restrictions have made it more difficult for smaller, community-oriented banks, such as the Bank, to compete effectively with large, national, regional and super-regional banking institutions. In November, 2006, the Bank launched an internet branch, “iGObanking.com®” a division of Flushing Savings Bank, FSB, to provide the Bank access to markets outside its geographic locations.  The internet banking arena also has many larger financial institutions which have greater financial resources, name recognition and market presence than the Bank.

Notwithstanding the intense competition, the Bank has been successful in increasing its loan portfolios and deposit base.  However, no assurances can be given that the Bank will be able to continue to increase its loan portfolios and deposit base, as contemplated by management’s current business strategy.

The Company’s results of operations may be adversely affected by changes in national and/or local economic conditions.

The Company’s operating results are affected by national and local economic and competitive conditions, including changes in market interest rates, the strength of the local economy, government policies and actions of regulatory authorities.  During 2008, the national and local economy continued the slowdown that was seen at the end of 2007, with the national gross domestic product being negative in the third quarter of 2008, resulting in a consensus that the nation’s economy is in a recession.  The housing market in the United States continued to see a significant slowdown during 2008, and foreclosures of single family homes rose to levels not seen in the prior five years.  These economic conditions can result in borrowers defaulting on their loans, or withdrawing their funds on deposit at the Bank to meet their financial obligations.  While we have seen an increase in deposits, we have also seen a significant increase in delinquent loans, which has resulted in our recording an increased provision for possible loan losses in the third quarter of 2008. We cannot predict the effect of these economic conditions on the Company’s financial condition or operating results.

A decline in the local economy, national economy or metropolitan area real estate market could adversely affect the financial condition and results of operations of the Company, including through decreased demand for loans or increased competition for good loans, increased non-performing loans and loan losses and resulting additional provisions for loan losses and for losses on real estate owned.  Although management of the Bank believes that the current allowance for loan losses is adequate in light of current economic conditions, many factors could require additions to the allowance for loan losses in future periods above those currently maintained.  These factors include: (1) adverse changes in economic conditions and changes in interest rates that may affect the ability of borrowers to make payments on loans, (2) changes in the financial capacity of individual borrowers, (3) changes in the local real estate market and the value of the Bank’s loan collateral, and (4) future review and evaluation of the Bank’s loan portfolio, internally or by regulators.  The amount of the allowance for loan losses at any time represents good faith estimates that are susceptible to significant changes due to changes in appraisal values of collateral, national and regional economic conditions, prevailing interest rates and other factors.

Changes in laws and regulations could adversely affect the Company’s business.

From time to time, legislation is enacted or regulations are promulgated that have the effect of increasing the cost of doing business, limiting or expanding permissible activities or affecting the competitive balance between banks and other financial institutions.  Proposals to change the laws and regulations governing the operations and taxation of banks and other financial institutions are frequently made in Congress, in the New York legislature and before various bank regulatory agencies.  No prediction can be made as to the likelihood of any major changes or the impact such changes might have on the Bank or the Company.

Certain anti-takeover provisions may increase the costs to or discourage an acquiror.

On September 5, 2006, the Board of Directors of the Holding Company renewed the Company’s Stockholder Rights Plan, (the “Rights Plan”), which was originally adopted on and had been in place since September 17, 1996 and had been scheduled to expire on September 30, 2006.  The Rights Plan was designed to preserve long-term values and protect stockholders against inadequate offers and other unfair tactics to acquire control of the Holding Company.  Under the Rights Plan, each stockholder of record at the close of business on September 30, 2006 received a dividend distribution of one right to purchase from the Holding Company one one-hundredth of a share of Series A junior participating preferred stock at a price of $65.  The rights will become exercisable only if a person or group acquires 15% or more of the Holding Company’s common stock or commences a tender or exchange offer which, if consummated, would result in that person or group owning at least 15% of our common stock (the “acquiring person or group”).  In such case, all stockholders other than the acquiring person or group will be entitled to purchase, by paying the $65 exercise price, Common Stock (or a common stock equivalent) with a value of twice the exercise price. In addition, at any time after such event, and prior to the acquisition by any person or group of 50% or more of the Common Stock, the Board of Directors may, at its option, require each outstanding right (other than rights held by the acquiring person or group) to be exchanged for one share of Common Stock (or one common stock equivalent).  If a person or group becomes an acquiring person and the Holding Company is acquired in a merger or other business combination or sells more than 50% of its assets or earning power, each right will entitle all other holders to purchase, by payment of the $65 exercise price, common stock of the acquiring company with a value of twice the exercise price.  The renewed rights plan expires on September 30, 2016.

The Rights Plan, as well as certain provisions of the Holding Company’s certificate of incorporation and bylaws, the Bank’s federal stock charter and bylaws, certain federal regulations and provisions of Delaware corporation law, and certain provisions of remuneration plans and agreements applicable to employees and officers of the Bank may have anti-takeover effects by discouraging potential proxy contests and other takeover attempts, particularly those which have not been negotiated with the Board of Directors.  The Rights Plan and those other provisions, as well as applicable regulatory restrictions, may also prevent or inhibit the acquisition of a controlling position in the Common Stock and may prevent or inhibit takeover attempts that certain stockholders may deem to be in their or other stockholders’ interest or in the interest of the Holding Company, or in which stockholders may receive a substantial premium for their shares over then current market prices.  The Rights Plan and those other provisions may also increase the cost of, and thus discourage, any such future acquisition or attempted acquisition, and would render the removal of the current Board of Directors or management of the Holding Company more difficult.

The Bank may not be able to implement successfully its new commercial business banking initiative.

The Bank’s strategy includes a transition to a more “commercial-like” banking institution.  The Bank has developed a complement of deposit, loan and cash management products to support this initiative, and intends to expand these product offerings.  A business banking unit has been established to build relationships in order to obtain lower-costing deposits, generate fee income, and originate commercial business loans.  The success of this initiative is dependent on developing additional product offerings, and building relationships to obtain the deposits and loans.  There can be no assurance that the Bank will be able to successfully implement its business strategy with respect to this initiative.

Risks Related to the Capital and Credit Markets

The current economic environment poses significant challenges for us and could adversely affect our financial condition and results of operations.

We are operating in a challenging and uncertain economic environment, including generally uncertain national conditions and local conditions in our markets.  Financial institutions continue to be affected by sharp declines in the real estate market and constrained financial markets.  While we are taking steps to decrease and limit our exposure to residential mortgage loans, home equity loans and lines of credit, and construction and land loans, we nonetheless retain direct exposure to the residential and commercial real estate markets, and we are affected by these events.  Continued declines in real estate values, home sales volumes and financial stress on borrowers as a result of the uncertain economic environment, including job losses, could have an adverse effect on our borrowers or their customers, which could adversely affect our financial condition and results of operations.  The overall deterioration in economic conditions has subjected us to increased regulatory scrutiny in the current environment.  In addition, a possible national economic recession or further deterioration in local economic conditions in our markets could drive losses beyond that which is provided for in our allowance for loan losses and result in the following other consequences: loan delinquencies, problem assets and foreclosures may increase; demand for our products and services may decline; deposits may decrease, which would adversely impact our liquidity position; and collateral for our loans, especially real estate, may decline in value, in turn reducing customers’ borrowing power, and reducing the value of assets and collateral associated with our existing loans.  These same factors have caused delinquencies to increase for the mortgages which are the collateral for the mortgage-backed securities that we hold in our investment portfolio. Combining the increased delinquencies with liquidity problems in the market has resulted in a decline in the market value of our investments in mortgage-backed securities. There can be no assurance that the decline in the market value of these investments will not cause us to record an other-than-temporary impairment charge in our financial statements.

The U.S. government’s plan to purchase large amounts of illiquid, mortgage-backed and other securities from financial institutions may not be effective and/or it may not be available to us.

In response to the financial crises affecting the banking system and financial markets and the going concern threats to the ability of investment banks and other financial institutions, the U.S. Congress has recently adopted the Emergency Economic Stabilization Act of 2008 (“EESA”).  One of the features of the EESA is the establishment of a troubled asset relief program (“TARP”), under which the U.S. Treasury Department may purchase up to $700 billion of troubled assets, including mortgage-backed and other securities, from financial institutions for the purpose of stabilizing the financial markets.  There can be no assurance as to what impact it will have on the financial markets, including the extreme levels of volatility currently being experienced.  The failure of the U.S. government to execute this program expeditiously could have a material adverse effect on the financial markets, which in turn could materially and adversely affect our business, financial condition and results of operations.  It is unclear what effects, if any, the TARP will have.  On November 12, 2008, U.S. Treasury Department Secretary Henry Paulson stated that the government will not use any of the $700 billion that Congress granted under the EESA to purchase troubled assets.

If we participate in the U.S. Treasury Department’s Capital Purchase Program, restrictions will be imposed on us.

On October 14, 2008, the U.S. Treasury Department announced the Capital Purchase Program (“CPP”) to strengthen the capital and liquidity positions of viable institutions and to encourage banks and thrifts to increase lending to creditworthy borrowers.  Under the CPP, qualifying financial institutions are able to sell senior preferred shares to the U.S. Treasury Department, which will qualify as Tier 1 capital for regulatory capital purposes.  The minimum amount of preferred shares that may be issued is equal to 1% of the institution’s risk-weighted assets, and the maximum amount that may be issued is the lesser of $25 billion and 3% of the institution's risk-weighted assets.  The U.S. Treasury Department expects to fund the senior preferred shares purchased under the program by year-end 2008.

If we participate in the CPP, our ability to declare or pay dividends on any of our shares will be limited.  Specifically, we will not be able to declare dividends payments on common, junior preferred or pari passu preferred shares if we are in arrears on the dividends on the senior preferred shares issued to the Treasury.  Further, we will not be permitted to increase dividends on our common stock without the U.S. Treasury Department’s approval until the third anniversary of the investment unless the senior preferred stock issued to the U.S. Treasury Department has been redeemed or transferred.  In addition, our ability to repurchase our shares will be restricted. The U.S. Treasury Department’s consent generally will be required for us to make any stock repurchase until the third anniversary of the investment by the Treasury unless the senior preferred stock issued to the U.S. Treasury Department has been redeemed or transferred. Further, common, junior preferred or pari passu preferred shares may not be repurchased if we are in arrears on the dividends on the senior preferred shares issued to the U.S. Treasury Department.

The Company has filed an application to participate in the CPP.  There can be no assurance that such application will be approved, or that the Company will participate in the program.

Risks Related to Our Capital Stock

Various factors may cause the market price of our capital stock to become volatile, which could harm our ability to access the capital markets in the future.

The following factors, many of which are beyond our control, could contribute to the volatility of the price of our capital stock:

•	actual or anticipated variations in our quarterly results;

•	changes in our level of dividend payments;

•	new products or services offered by us or our subsidiaries and our competitors;

•	our actual results being different from our earnings guidance or other projections;

•	changes in projections of our financial results by securities analysts;

•	general conditions or trends in our businesses;

•	announcements by us of significant acquisitions, strategic relationships, investments or joint ventures;

•	interest rate fluctuations or general economic conditions, such as inflation or a recession;

•	additions or departures of our key personnel; and

•	issuing new securities pursuant to this offering or otherwise.

This volatility may make it difficult for us to access the capital markets through additional secondary offerings of our common stock and additional preferred stock offerings, regardless of our financial performance, and such difficulty may preclude us from being able to take advantage of certain business opportunities or meet our obligations, which could, in turn, harm our results of operations, financial condition and business prospects.

There may be substantial sales of our common stock after an offering, which would cause a decline in our stock price.

Sales of substantial amounts of our common stock in the public market following an offering of our securities, or the perception that such sales could occur, could have a material adverse effect on the market price of our common stock.

The amount of our dividends may be less than projected.

The amount of any dividend that we pay will depend on a number of factors.  Our ability to pay our dividends depends upon the availability of funds and our actual operating results.  If funds are not available or our actual operating results are below our expectations, we may need to sell assets or borrow funds to pay these distributions. The activities of the Holding Company are primarily funded by dividends, if any, received from the Bank.

The Bank is subject to OTS limitations on capital distributions, which include cash dividends, stock redemptions or repurchases, cash-out mergers, interest payments on certain convertible debt and some other distributions charged to the Bank’s capital account. In general, the applicable regulation permits specified levels of capital distributions by a savings institution that meets at least its minimum capital requirements, so long as the OTS is provided with at least 30 days’ advance notice and has no objection to the distribution.

Under OTS capital distribution regulations, an institution is not required to file an application with, or to provide a notice to, the OTS if neither the institution nor the proposed capital distribution meets any of the criteria for any such application or notice as provided below. An institution will be required to file an application with the OTS if the institution is not eligible for expedited treatment by the OTS; if the total amount of all its capital distributions for the applicable calendar year exceeds the net income for that year to date plus the retained net income (net income less capital distributions) for the preceding two years; if it would not be at least adequately capitalized following the distribution; or if its proposed capital distribution would violate a prohibition contained in any applicable statute, regulation, or agreement between the association and the OTS. By contrast, only notice to the OTS is required for an institution that is not required to file an application as provided in the preceding sentence, if it would not be well capitalized following the distribution; if the association’s proposed capital distribution would reduce the amount of or retire any part of its common or preferred stock or retire any part of debt instruments such as notes or debentures included in capital under OTS regulations; or if the association is a subsidiary of a savings and loan holding company. The Bank is a subsidiary of a savings and loan holding company and, therefore, is subject to the 30-day advance notice requirement. As of September 30, 2008, the Bank had $29.3 million in retained earnings available to distribute to the Holding Company in the form of cash dividends.

Dividends or distributions on shares or our securities may reduce the funds that are legally available for payment of future dividends on any outstanding common or preferred stock or other securities.  In addition, if we do not generate sufficient cash flow from ongoing operations (including principal payments and interest payments on our mortgage-backed securities) to fund our dividends, we may need to sell mortgage-backed securities or borrow funds by entering into repurchase agreements or otherwise borrowing funds under our lines of credit to pay the distributions.  If we were to borrow funds on a regular basis to make distributions in excess of operating cash flow, it is likely that our operating results and our stock price would be adversely affected.

Our Board of Directors may authorize the issuance of additional shares that may cause dilution and may depress the price of our common stock.

Our charter permits our Board of Directors, without your approval, to authorize the issuance of preferred stock in one or more series and to establish by resolution from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof.

However, the number of authorized shares of preferred stock may only be increased or decreased generally by the affirmative vote of a majority of the common stock entitled to vote.

The issuance of additional shares of our common stock could be substantially dilutive to your shares and may depress the price of our common stock.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities for general corporate purposes.  We may temporarily invest funds that we do not immediately need for these purposes in short-term marketable securities or use them to make payments on our borrowings.  We may set forth additional information on the use of proceeds from the sale of securities offered by this prospectus in the applicable prospectus supplement.

RATIO INFORMATION

The following table sets forth our consolidated ratios of earnings to fixed charges for the periods presented (dollars in thousands):

	Nine Months Ended
	September 30,		Fiscal Year Ended December 31,
	2008	2007	2007	2006	2005	2004	2003

Including Interest Paid on Deposits:
Earnings before income taxes	$24,233	$24,987	$31,115	$34,757	$38,593	$37,045	$35,222

Combined fixed charges:
Interest expense on deposits	56,950	56,851	78,017	56,857	34,657	28,972	27,521
Interest expense on borrowed funds	39,105	31,596	44,607	33,823	29,572	23,261	24,655

Total fixed charges	96,055	88,447	122,624	90,680	64,229	52,233	52,176

Earnings before income taxes and fixed charges	$120,288	$113,434	$153,739	$125,437	$102,822	$89,278	$87,398

Ratio of earnings to fixed charges	1.25	1.28	1.25	1.38	1.60	1.71	1.68

Excluding Interest Paid on Deposits:
Earnings before income taxes	$24,233	$24,987	$31,115	$34,757	$38,593	$37,045	$35,222

Combined fixed charges:
Interest expense on borrowed funds	39,105	31,596	44,607	33,823	29,572	23,261	24,655

Total fixed charges	39,105	31,596	44,607	33,823	29,572	23,261	24,655

Earnings before income taxes and fixed charges	$63,338	$56,583	$75,722	$68,580	$68,165	$60,306	$59,877

Ratio of earnings to fixed charges	1.62	1.79	1.70	2.03	2.31	2.59	2.43

THE SECURITIES THAT WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize all the material terms and provisions of the various types of securities that we may offer.  We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement.  If we indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below.  We also will include information in the prospectus supplement, where applicable, about material U.S. federal income tax considerations relating to the securities and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings:

•	common stock;

•	preferred stock;

•	debt securities; and/or

•	warrants to purchase any of the securities listed above.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following summary discusses the material terms of our capital stock.  This summary does not purport to be a complete description of our capital stock and you should not rely on it as if it were.  We have filed complete copies of our charter and bylaws with the SEC and are incorporating the full text of those documents by reference.  We encourage you to read each of those documents in its entirety.

Our charter, as amended, provides that we may issue up to 45,000,000 shares of capital stock, consisting of 40,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share.  The number of shares of the registrant’s common stock outstanding as of October 31, 2008 was 21,625,709 shares.  There are currently no other classes or series of preferred stock authorized or outstanding.

We are a Delaware corporation governed by the Delaware General Corporation Law, which we refer to in this prospectus as the “DGCL.” Under Delaware law, stockholders generally are not responsible for a corporation’s debts or obligations.

Common Stock

Our charter authorizes the issuance of up to 40,000,000 shares of common stock, par value $0.01 per share, of which 21,625,709 shares were outstanding as of October 31, 2008.  Each stockholder is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders.  There is no cumulative voting for election of directors.  Accordingly, the holders of a majority of the shares voted can elect all of the nominees for director.  Except as otherwise provided by law, holders of shares of our common stock vote together as a single class.  Holders of shares of our common stock have no preemptive or conversion rights or other subscription rights.  There are no redemption or sinking fund provisions applicable to the common stock.  All shares of common stock will, when issued, be fully paid and non-assessable.

Dividends

Subject to the DGCL and the rights of holders of any outstanding preferred stock, holders of our common stock will be entitled to share dividends equally, share for share.

Preferred Stock

Our charter authorizes the issuance of up to 5,000,000 shares of preferred stock, par value $0.01 per share, none of which were issued and outstanding as of October 31, 2008. Our Board of Directors may authorize the issuance of one or more series of preferred stock and may establish and designate series and the number of shares and the relative rights, preferences and limitations of the respective series of the preferred stock offered by this prospectus and the applicable prospectus supplement. All shares of preferred stock will, when issued, be fully paid and non-assessable.

The number of shares and the specific terms of any series of preferred stock will be described in the prospectus supplement to that series of preferred stock. The terms of particular series of preferred stock may differ, among other things, in:

•	designation;

•	number of shares that constitute the series;

•	dividends (which may be cumulative or noncumulative), the dividend rate, or the method of calculating the dividend rate;

•	dividend periods, or the method of calculating the dividend periods;

•	amount of liquidation preference per share, if any;

•	price at which the preferred stock will be issued;

•	conversion provisions, if any;

•	convertibility into other classes of preferred shares or common stock; and

•	any other specific terms of the preferred stock being offered.

Each series of preferred stock will rank, with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up:

•	junior to any series of our capital stock expressly stated to be senior to that series of preferred stock; and

•	senior to our common stock and any class of our capital stock expressly stated to be junior to that series of preferred stock.

Certain Effects of Authorized But Unissued Stock

We have shares of common stock and preferred stock available for future issuance without stockholder approval.  We may utilize these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, facilitating corporate acquisitions or paying a dividend on the capital stock.

The existence of unissued and unreserved common stock and preferred stock may enable the Board of Directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage a third party attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management.  In addition, if we issue preferred stock, the issuance could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation.

Certain Provisions Affecting Change in Control

On September 5, 2006, the Board of Directors of the Holding Company renewed the Company’s Stockholder Rights Plan (the “Rights Plan”), which was originally adopted on and had been in place since September 17, 1996 and had been scheduled to expire on September 30, 2006.  The Rights Plan was designed to preserve long-term values and protect stockholders against inadequate offers and other unfair tactics to acquire control of the Holding Company.  Under the Rights Plan, each stockholder of record at the close of business on September 30, 2006 received a dividend distribution of one right to purchase from the Holding Company one one-hundredth of a share of Series A junior participating preferred stock at a price of $65.  The rights will become exercisable only if a person or group acquires 15% or more of the Holding Company’s common stock or commences a tender or exchange offer which, if consummated, would result in that person or group owning at least 15% of the common stock (the “acquiring person or group”).  In such case, all stockholders other than the acquiring person or group will be entitled to purchase, by paying the $65 exercise price, common stock (or a common stock equivalent) with a value of twice the exercise price. In addition, at any time after such event, and prior to the acquisition by any person or group of 50% or more of our common stock, the Board of Directors may, at its option, require each outstanding right (other than rights held by the acquiring person or group) to be exchanged for one share of common stock (or one common stock equivalent).  If a person or group becomes an acquiring person and the Holding Company is acquired in a merger or other business combination or sells more than 50% of its assets or earning power, each right will entitle all other holders to purchase, by payment of the $65 exercise price, common stock of the acquiring company with a value of twice the exercise price.  The renewed rights plan expires on September 30, 2016.

The Rights Plan, as well as certain provisions of the Holding Company’s certificate of incorporation and bylaws, the Bank’s federal stock charter and bylaws, certain federal regulations and provisions of Delaware corporation law, and certain provisions of remuneration plans and agreements applicable to employees and officers of the Bank may have anti-takeover effects by discouraging potential proxy contests and other takeover attempts, particularly those which have not been negotiated with the Board of Directors.  The Rights Plan and those other provisions, as well as applicable regulatory restrictions, may also prevent or inhibit the acquisition of a controlling position in our common stock and may prevent or inhibit takeover attempts that certain stockholders may deem to be in their or other stockholders’ interest or in the interest of the Holding Company, or in which stockholders may receive a substantial premium for their shares over then current market prices.  The Rights Plan and those other provisions may also increase the cost of, and thus discourage, any such future acquisition or attempted acquisition, and would render the removal of the current Board of Directors or management of the Holding Company more difficult.

Transfer Agent and Registrar

Computershare Trust Company, N.A., P.O. Box 43078, Providence, RI 02940 is the transfer agent and registrar of our common stock.

DESCRIPTION OF DEBT SECURITIES

We may offer unsecured debt securities which may be senior, subordinated or junior subordinated, and which may be convertible.  Unless otherwise specified in the applicable prospectus supplement, our debt securities will be issued in one or more series under an indenture to be entered into between us and a trustee to be selected.  We have filed the forms of both the senior and subordinated indentures as exhibits to the registration statement of which this prospectus forms a part.

The following description briefly sets forth certain general terms and provisions of the debt securities.  The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities, will be described in the related prospectus supplement.  Accordingly, for a description of the terms of a particular issue of debt securities, you must refer to both the related prospectus supplement and to the following description.

Debt Securities

The debt securities may be issued in one or more series as may be authorized from time to time.  Reference is made to the applicable prospectus supplement for the following terms of the debt securities (if applicable):

•	title and aggregate principal amount;

•	whether the securities will be senior, subordinated or junior subordinated;

•	applicable subordination provisions, if any;

•	conversion or exchange into other securities;

•	percentage or percentages of principal amount at which such securities will be issued;

•	maturity date(s);

•	interest rate(s) or the method for determining the interest rate(s) and the method of computation of interest rate(s);

•	dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

•	redemption or early repayment provisions;

•	authorized denominations;

•	form of a debt security;

•	amount of discount or premium, if any, with which such securities will be issued;

•	whether such securities will be issued in whole or in part in the form of one or more global securities;

•	identity of the depositary for global securities;

•
whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

•
the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

•	any covenants applicable to the particular debt securities being issued;

•	any defaults and events of default applicable to the particular debt securities being issued;

•	currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such securities will be payable;

•	time period within which, the manner in which and the terms and conditions upon which the purchaser of the securities can select the payment currency;

•	securities exchange(s) on which the securities will be listed, if any;

•	whether any underwriter(s) will act as market maker(s) for the securities;

•	extent to which a secondary market for the securities is expected to develop;

•	our obligation or right to redeem, purchase or repay securities under a sinking fund, amortization or analogous provision;

•	provisions relating to covenant defeasance and legal defeasance;

•	provisions relating to satisfaction and discharge of the indenture;

•	provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture; and

•	additional terms not inconsistent with the provisions of the indenture.

General

One or more series of debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates.  One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities.

We will describe the U.S. federal income tax consequences and special considerations, if any, applicable to any such series in the applicable prospectus supplement.

Debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors.  Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors.  Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked and certain additional U.S. federal income tax considerations will be set forth in the applicable prospectus supplement.

The term “debt securities” includes debt securities denominated in U.S. dollars or, if specified in the applicable prospectus supplement, in any other freely transferable currency or units based on or relating to foreign currencies.

Subject to the limitations provided in the indenture and in the prospectus supplement, you may transfer or exchange debt securities that we issue in registered form at the corporate office of the Company or the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Global Securities

We may issue the debt securities of a series in whole or in part in the form of one or more global securities that we will deposit with, or on behalf of, a depositary identified in the prospectus supplement.  We will issue global securities in registered form and in either temporary or definitive form.  Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary, or any such nominee to a successor of such depositary or a nominee of such successor.  We will describe the specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

The following description, together with any information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates.  Although the terms summarized below will apply generally to any warrants we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement and such terms may differ from the terms described below.

General

We may issue, together with other securities or separately, warrants to purchase our common stock or preferred stock.  We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the applicable prospectus supplement.  The warrant agent will act solely as our agent in connection with the warrants of the series being offered and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

This section, along with the description in the applicable prospectus supplement, is a summary of certain provisions of the forms of warrant agreements and warrant certificates and is not complete. We urge you to read any applicable warrant agreements and warrant certificates, because those documents, and not these descriptions, define your rights as a holder of warrants.  We will file copies of the forms of the warrant agreements and warrant certificates as exhibits to the Registration Statement of which this prospectus is a part or an amendment thereto or as exhibits to a Current Report on Form 8-K.

The applicable prospectus supplement will describe the following terms, where applicable, of warrants in respect of which this prospectus is being delivered:

•	the title of the warrants;

•	the designation, amount and terms of the securities for which the warrants are exercisable and the procedures and conditions relating to the exercise of such warrants;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each such security;

•	the price or prices at which the warrants will be issued;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

•	if applicable, a discussion of the material U.S. federal income tax considerations applicable to the warrants;

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

•	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

•	the maximum or minimum number of warrants which may be exercised at any time;

•	whether the warrants are to be issued in registered or bearer form;

•	whether the warrants are extendible and the period or periods of such extendibility; and

•	information with respect to book-entry procedures, if any.

Warrants may be exchanged for new warrants of different denominations.

If in registered form, warrants may be presented for registration of transfer, and may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive payments of principal of, any premium on, or any interest on, the debt securities purchasable upon such exercise or to enforce the covenants in the indenture or to receive payments of dividends, if any, on the preferred stock or common stock purchasable upon such exercise, or to exercise any applicable right to vote, or payments upon our liquidation, dissolution or winding-up.

Exercise of Warrants

Each warrant will entitle the holder thereof to purchase for cash the amount of shares of common or preferred stock at the exercise price as will in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement.  Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement.  After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants offered thereby.  Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities.  If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

The shares of common stock and preferred stock issued upon exercise of any warrant will be issued subject to the restrictions and limitations on ownership contained in our charter and, in the case of preferred stock, the applicable articles supplementary establishing its terms.

Enforceability of Rights of Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant.  A single bank or trust company may act as warrant agent for more than one issue of warrants.  A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us.  Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, that holder’s warrant(s).

PLAN OF DISTRIBUTION

We may sell the securities referenced in this prospectus in any one or more of the following methods:

•	direct sales to purchasers;

•	to or through underwriters or dealers;

•	through designated agents;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with us to sell a specified number of such securities at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

A prospectus supplement will set forth the specific terms of the offering of the securities covered by this prospectus, including:

•	the name or names of any underwriters, dealers or agents, if any, and the amounts of securities underwritten or purchased by each of them;

•	any over-allotment options under which underwriters, if any, may purchase additional securities from us;

•	any underwriting discounts or commissions or agency fees and other items constituting underwriters’ or agents’ compensation, if applicable;

•	the public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges or markets on which the securities will be listed.

Underwriters may offer and sell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.  If we use underwriters in the sale of any securities, the underwriters will acquire the securities for their own account and may resell them from time to time in one or more transactions described above.  The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters.  Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent.  The underwriters will be obligated to purchase all of the securities they have committed to purchase if they purchase any of the securities.  We may use underwriters with whom we have a material relationship.  We will describe the nature of any such relationship in a prospectus supplement, naming the underwriter.

We may sell securities through agents from time to time.  A prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them.  Generally, any agent will be acting on a best efforts basis for the period of its appointment.

Any dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions that the dealers or agent receive and any profit on the resale of the shares that they purchase may be deemed to be underwriting commissions or discounts under the Securities Act.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at a public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future.  The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof.  Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

LEGAL MATTERS

Certain legal matters with respect to the securities offered hereby, and certain legal matters relating to Delaware law, including the validity of the common stock and preferred stock to be offered hereby, will be passed upon for us by Thacher Proffitt & Wood LLP.

EXPERTS

The consolidated financial statements of financial condition of Flushing Financial Corporation and subsidiaries as of December 31, 2007 and 2006, and the related consolidated statements of income, changes in stockholders’ equity, and cash flows for each of the two years in the period ended December 31, 2007 and internal control over financial reporting as of December 31, 2007 have been audited by Grant Thornton LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Grant Thornton LLP’s audit report for the consolidated financial statements as of and for the year ended December 31, 2007 and 2006 refers to the fact that the Company adopted Financial Accounting Standards Board (FASB) No. 157, Fair Value Measurements, and FASB No. 159, The Fair Value Option for Financial Assets and Liabilities – Including an amendment of FASB No. 115, as of January 1, 2007.  FASB No. 123(R), Share Based Payments, and FASB No. 158, Employers’ Accounting for Defined Benefit Plans and Other Post Retirement Plans – an amendment of FASB Statements No. 87, 88, 106 and 132(R) were adopted in 2006.

The consolidated financial statements of income, changes in stockholders’ equity, and cash flows of Flushing Financial Corporation and subsidiaries for the year ended December 31, 2005 have been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

FLUSHING FINANCIAL CORPORATION

___________________

PROSPECTUS

___________________

___________ , 2008

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following statement sets forth our expenses in connection with the offering described in the Registration Statement (all of which we will bear).  All amounts shown are estimated, except the SEC registration fee.

SEC registration fee	$6,681
Trustee’s fees and expenses	10,000
Printing and engraving expenses	50,000
Accountants’ fees and expenses	50,000
Legal fees and expenses	60,000
Miscellaneous	10,000
TOTAL	$186,681

Item 15. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (“DGCL”) empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.  Similar indemnification is authorized for such person against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) he shall not have been adjudged liable to the corporation.  Any such indemnification (unless ordered by a court) may be made by the corporation only as authorized in each specific case by the corporation upon a determination that indemnification of the present or former director, officer, employee or agent is proper because such person has met the applicable standard of conduct, which indemnification shall be made in the case of a director or officer at the time of the determination by the shareholders, a majority vote of disinterested directors, a committee of disinterested directors or by independent legal counsel in a written opinion, if there are no such directors or if such directors so direct.

Section 145 of the DGCL also authorizes a corporation to pay the expenses (including attorneys’ fees) incurred by an officer or director in defending any such proceedings in advance of their final disposition.  Such advance payment of expenses, however, may be made only upon delivery to the corporation by the indemnified party of an undertaking to repay all amounts so advanced if it shall ultimately be determined that the person receiving such payments is not entitled to be indemnified pursuant to Section 145 of the DGCL.  The DGCL also provides that its provisions regarding indemnification and advancement of expenses are not exclusive of other rights which may be provided by bylaw, agreement, or otherwise.

Section 145 of the DGCL further authorizes a corporation to purchase and maintain insurance, at its expense, on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against or incurred by such person in any such capacity, or arising out of such status, whether or not the corporation would otherwise have the power to indemnify such person against such liability under Section 145 of the DGCL.

Article TENTH of the Company’s Certificate of Incorporation limits the personal liability of directors in specified circumstances and sets forth circumstances under which directors, officers, employees and agents of the Company may be indemnified against liability which they incur in their capacities as such.  Article TENTH provides as follows:

TENTH.

(A) No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.  If the Delaware General Corporation Law is amended after the date of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation law, as so amended.

(B) The Corporation shall indemnify to the fullest extent permitted by the laws of the State of Delaware as from time to time in effect any person who was or is a party or is threatened to be made a party to, or otherwise requires representation by counsel in connection with, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation (a “Proceeding”), by reason of the fact that such person is or was a director or officer of the Corporation, or, while serving as a director or officer of the Corporation, is or was serving, in any capacity, at the request of the Corporation, any other corporation, partnership, joint venture, trust, association or other enterprise, including service with respect to an employee benefit plan, or by reason of any action alleged to have been taken or omitted in such capacity, against judgments, fines, penalties, amounts paid in settlement, and expenses (including attorneys’ fees and expenses, expenses and cost of investigations, and expenses of enforcement of such person’s rights under this Article TENTH) incurred by such person in connection with such Proceeding; provided, however, that no such indemnification shall be required for amounts paid in any settlement or other nonadjudicated disposition of any Proceeding unless the Board of Directors of the Corporation has given its prior consent to such settlement or disposition.

(C) The right to indemnification conferred by this Article TENTH shall also include the right of such persons to be paid in advance by the Corporation for their expenses to the full extent permitted by the laws of the State of Delaware as from time to time in effect.  The right to indemnification conferred on such persons by this Article TENTH shall be a contract right and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.

(D) The Corporation may, to the extent authorized from time to time by the Board of Directors, indemnify to the fullest extent permitted by the laws of the State of Delaware as from time to time in effect any person who was or is party or is threatened to be made a party to, or otherwise requires representation by counsel in connection with, any Proceeding, by reason of the fact that such person is or was an employee (other than an officer) or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, or by reason of any action alleged to have been taken or omitted in such capacity.

The rights and authority conferred in this Article TENTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation or the By-Laws of the Corporation, agreement, vote of stockholders or disinterested directors or otherwise.

Notwithstanding anything to the contrary contained in this Article TENTH, the Corporation shall not indemnify any person in connection with any Proceeding initiated by such person against any other person or entity other than the Corporation or any Subsidiary unless such Proceeding was authorized by the Board of Directors of the Corporation.

Neither the amendment nor repeal of this Article TENTH, nor the adoption of any provision of the Certificate of Incorporation or By-Laws or of any statute inconsistent with this Article TENTH, shall eliminate or reduce the effect of this Article TENTH in respect of any acts or omissions occurring prior to such amendment, repeal or adoption of an inconsistent provision.

The Company has entered into Indemnity Agreements with each of its directors and executive officers, which provide for mandatory indemnification for each such person to the full extent permitted by law against judgments, fines, amounts paid in settlement in connection with any claim arising out of such person’s service to the Company unless he was adjudicated to have acted in bad faith, deliberate dishonesty or for personal gain.  The agreements provide for advancement of expenses and specify procedures for determining entitlement to indemnification in a particular case.

The Company maintains insurance coverage under which the Company’s officers and directors (as well as the Company) are indemnified under certain circumstances with respect to litigation and other costs and liabilities arising out of actual or alleged misconduct of such officers and directors.

For the undertaking with respect to indemnification, see Item 17 in this Registration Statement.

Item 16. Exhibits

Exhibit No.	Description

1.1*	Form of Underwriting Agreement
4.1	Form of Indenture for Senior Notes
4.2	Form of Indenture for Subordinated Notes
4.3*	Form of Preferred Stock Certificate of Designation and related Form of Specimen Certificate for Registrant’s Preferred Stock
4.4*	Form of Warrant Agreement
4.5*	Form of Warrant Certificate
5.1	Opinion of Thacher Proffitt & Wood LLP regarding legality of securities being registered
8.1*	Opinion with respect to tax matters.
12.1	Statements re computation of ratios of earnings to fixed charges (see Page 12 of this Registration Statement)
23.1	Consent of Thacher Proffitt & Wood LLP (included in Exhibit 5.1)
23.2	Consent of Grant Thornton LLP
23.3	Consent of PricewaterhouseCoopers LLP
24.1	Power of Attorney (see Page II-7 of this Registration Statement)
25.1*	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Trustee under the Indenture
*To be filed, if necessary, by amendment or as an exhibit to a current report on Form 8-K.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (§230.424(b) of this chapter) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities in the post-effective amendment at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B (§230.430B of this chapter):

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of 314 securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been informed that in the opinion of the Securities and Exchange Commission this type of indemnification is against public policy as expressed in the Act and is, therefore unenforceable.  In the event that a claim for indemnification against liabilities arising under the Securities Act of 1933 (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by any director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of the submitted issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused the Registration Statement of which this prospectus is a part to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Success and the State of New York on the 26th day of November, 2008.

FLUSHING FINANCIAL CORPORATION

By:	/s/ John R. Buran
Name: John R. Buran
Title: President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of Flushing Financial Corporation, hereby severally constitute and appoint John R. Buran as our true and lawful attorney with full power to him to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and any subsequent Registration Statement for the same offering or for any additional offerings (as contemplated by the Registration Statement filed herewith) which may be filed under Rule 415 or Rule 462, and generally to do all that is necessary in our name and on our behalf in our capacities as officers and directors to enable Flushing Financial Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to said Registration Statement and any and all amendments thereto or to any subsequent Registration Statement for the same offering or for any additional offerings (as contemplated by the Registration Statement of which this prospectus is a part filed herewith) which may be filed under Rule 415 or Rule 462.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 18th day of November, 2008.

Signature	Title

/s/ John R. Buran	President and Chief Executive Officer
John R. Buran

/s/ Gerard P. Tully Sr.	Director and Chairman of the Board
Gerard P. Tully Sr.

/s/ Louis C. Grassi	Director
Louis C. Grassi

/s/ Michael J. Hegarty	Director
Michael J. Hegarty

/s/ Vincent F. Nicolosi	Director
Vincent F. Nicolosi

/s/ John E. Roe Sr.	Director
John E. Roe Sr.

/s/ James D. Bennett	Director
James D. Bennett

/s/ Steven J. D’Iorio	Director
Steven J. D’Iorio

/s/ Sam Han	Director
Sam Han

/s/ John J. McCabe	Director
John J. McCabe

/s/ Donna M. O’Brien	Director
Donna M. O’Brien

/s/ Michael J. Russo	Director
Michael J. Russo

/s/ David W. Fry	Chief Financial Officer
David W. Fry	(Principal Financial and Accounting Officer)
and Executive Vice President